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                                                                     Exhibit 5.1

                      [Andrews & Kurth L.L.P. Letterhead]



                                 June 8, 1994





Board of Directors
Ferrellgas, Inc.
One Liberty Plaza
Liberty, Missouri 60468



Gentlemen:

     We have acted as special counsel to Ferrellgas Partners, L.P., a Delaware limited partnership (the "Partnership"), and Ferrellgas, Inc., a Delaware corporation and the general partner of the Partnership, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to an aggregate of 15,065,000 common units representing limited partner interests in the Partnership (the "Common Units").

     As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

     1. The Partnership has been duly formed and is an existing limited partnership under the Delaware Revised Uniform Limited Partnership Act.

     2. Upon due authorization, execution and delivery of the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") in substantially the form such agreement appears as Appendix A to the Partnerships' Registration Statement on Form S-1 (No. 33-53383), as amended (the "Registration Statement"), and upon the issuance by the Partnership of the 15,065,000 Common Units as described in the Registration Statement, such Common Units will be duly authorized, validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters described in the prospectus included in the Registration Statement (the "Prospectus") under the caption "The Partnership Agreement -- Limited Liability."
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Board of Directors
Ferrellgas, Inc.
June 8, 1994
Page 2

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Common Units" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,




                                        /s/ Andrews & Kurth L.L.P.

1208/1111/2523